Exhibit 99.1

[Letterhead of Shutts & Bowen LLP]

STEPHEN B. GILLMAN
(305) 347-7311 Direct Telephone	E-MAIL ADDRESS:
(305) 347-7835 Direct Facsimile	sgillman@shutts-law.com

November 5, 2007

Via Facsimile
And Electronic Mail

Gregory W. Hayes, Esq.
DLA Piper US LLP
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601-1293

Via Facsimile
And Electronic Mail
Mr. Gregory J. Osborn
Chairman of the Board

Mr. David M. Walker
Compliance Officer
Celsia Technologies, Inc.
1395 Brickell Avenue, Suite 800
Miami, Florida 33131

Re: Hakan Wretsell v. Celsia Technologies, Inc.; Case No. 07-35224 CA 08

Dear Messrs. Hayes, Osborn, and Walker:

Our recent letters seeking compliance with Celsia Technologies, Inc.'s ("Celsia") promises that were repeatedly made in recent correspondence, as well as a response whether Celsia still considers Mr. Wretsell a Director of Celsia, have been ignored.

Since August 9, 2007, the following has occurred - all of which demonstrate that Celsia has effectively terminated Mr. Wretsell as a director, that he is not an insider, and that he has no inside or confidential information. First, Mr. Wretsell was terminated as an employee/officer purportedly "for Cause." Second, Mr. Wretsell has not been provided any meeting notices or invited to participate in any meetings, discussions, and/or matters related to Celsia and/or any responsibilities as a Director of Celsia. Third, Mr. Wretsell has not received any timely disclosures, information, and/or minutes of the Board of Directors from Celsia. Fourth, Celsia has removed Mr. Wretsell's name from the list of Celsia's Directors on its web page and, thus, has informed the public that Mr. Wretsell is not a Director.

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Gregory W. Hayes, Esq.
Mr. Gregory J. Osborn
Mr. David M. Walker
November 5, 2007

Accordingly, if Celsia has not formally terminated his directorship, Celsia's actions have constructively discharged Mr. Wretsell from his position as Director. Given Celsia's failure to respond to our requests to determine Mr. Wretsell's status as a Director, and the need to resolve the ambiguity created by Mr. Hayes’ letter where he refers to Mr. Wretsell as a director who is subject to Celsia's Insider Trading Policy, Mr. Wretsell has no choice but to clarify his status by resigning as a Director of Celsia. This resignation is without prejudice to Mr. Wretsell's claims for Celsia's violations of his Employment Agreement.

As to insider information, Mr. Wretsell has not received any nonpublic information regarding Celsia (other than correspondence from Celsia and its counsel involving his Employment Agreement) and he is completely unaware of any developments or plans involving Celsia. Mr. Wretsell is aware that Celsia has failed to publicly disclose its refusal to remit the earned bonus to him, Celsia's refusal to pay the severance owed to him, the uncorrected misstatement that Celsia is negotiating a resolution with Mr. Wretsell, and the existence of the lawsuit between Celsia and Mr. Wretsell. As Mr. Wretsell is not privy to Celsia's insider information, he has no way of assessing the materiality of these omissions but, as a shareholder, he calls upon Celsia to provide full and accurate public disclosure of all material information. Since he is no longer a director (which really occurred in August), Mr. Wretsell is not subject to Celsia's Insider Trading Policy. Nevertheless, to avoid any issue, this letter also advises your compliance officer that Mr. Wretsell intends to sell in the fourth quarter of 2007 up to all of Celsia shares that he is holding. This includes all of the shares that Celsia has agreed to issue, but has not yet issued and/or delivered as pursuant to my letter dated October 22, 2007, and Rene Gonzalez-LLorens' letter dated October 26, 2007. Demand is also once again made for delivery of the shares pursuant to those October 22 and 26 letters which are recorded by the transfer agent as "Book Entry 44."

Subject to Celsia's duties of good faith and fair dealing, if there is any reason to prevent the above sale of shares, or if you consider that Mr. Wretsell possesses any material, non-public information, please immediately advise me and specify in detail the reasons and non-public information by no later than November 7, 2007.

Sincerely,

/s/ Stephen B. Gillman

Stephen B. Gillman

SHUTTS &BOWEN LLP
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